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                              AMENDED AND RESTATED

                                 CODE OF BY-LAWS

                                       OF

                      FORTUNE DIVERSIFIED INDUSTRIES, INC.


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

Section 1.01. Place, Date and Time of Meeting. Meetings of the stockholders of the Corporation shall be held on such date and at such time and place, either within or without the State of Indiana, as may be specified by the Board of Directors.

Section 1.02. Annual and Special Meetings. The annual meeting of stockholders, for the election of directors and the transaction of any other business which may be brought before the meeting, shall be held on such date and at such time and place, either within or without the State of Indiana, as may be specified by the Board of Directors.

Special Meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman, the Chief Executive Officer or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Any such request shall state the purpose or purposes of the proposed meeting.

Section 1.03. Notice of Meetings. Notice of all meetings of stockholders shall be given to each stockholder of record entitled to vote at the meeting, at least ten days prior to the day named for the meeting, unless a greater period of notice is by law required in a particular case.

Section 1.04. Organization. At every meeting of the stockholders, the Chairman of the Board, or in his absence, the Chief Executive Officer, the President, or a Vice President designated by the Board of Directors, respectively, or in the absence of the Chairman, the Chief Executive Officer, the President or any Vice President so designated, a chairman chosen by the stockholders, shall act as chairman of the meeting; and the Secretary, or in his absence, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 1.05. Quorum; Voting. Except as otherwise specified herein or in the Articles of Incorporation or provided by law, (a) a quorum shall consist of the holders of one-third of the stock issued and outstanding and entitled to vote, and (b) when a quorum is present, all matters shall be decided by the vote of the holders of a majority of the stock having voting power present in person or by proxy.
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In each election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected.

Section 1.06. Procedure for Nomination of Candidates for Director and Proposal Of Business. Subject to the rights of holders of any outstanding preferred stock, nominations for election of directors at an annual meeting or a special meeting called for the purpose of electing directors may be made either by the Board of Directors or by any stockholder of record entitled to vote for the election of directors who gives advance notice as hereafter provided.

Any such stockholder may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is transmitted to, and received by, the Secretary of the Corporation at the principal place of business of the Corporation not later than (a) in the case of an annual meeting, the earlier of (i) the 10th day prior to the forthcoming meeting date or (ii) the close of business on the 10th day following the date on which the Corporation first makes public disclosure of the meeting date and (b) in the case of a special meeting (provided that the Board of Directors has determined that directors shall be elected at such special meeting), the close of business on the 10th day following the date on which the Corporation first makes public disclosure of the meeting date. Each notice given by such stockholder shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date for such meeting), and setting forth the class and number of shares so held (including shares held beneficially), (c) a representation that such stockholder intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between such stockholder and each nominee proposed by the stockholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the Corporation if so elected.

If the facts show that a nomination was not made in accordance with the foregoing provisions, the Chairman of the meeting shall so determine and declare to the meeting, whereupon the defective nomination shall be disregarded. Public disclosure of the date of a forthcoming meeting may be made by the Corporation for purposes of this Section 1.06 not only by the giving of the formal notice of the meeting but also (a) by notice to a national securities exchange or to the National Association of Securities Dealers, Inc. (if the Corporation's common stock is then listed on such exchange or quoted on NASDAQ or the OTC Bulletin Board), (b) by filing a report under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (if the Corporation is then subject thereto) or (c) by a mailing to stockholders or general press release.

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All business properly brought before an annual meeting or a special meeting shall be transacted at such meeting. Business shall be deemed properly brought only if it is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or
(c) in the case of an annual meeting, (i) brought before the meeting by a stockholder of record present and entitled to vote at such meeting, (ii) upon prior written notice transmitted to, and received by, the Secretary of the Corporation at the principal place of business of the Corporation not later than the earlier of (A) the 10th day prior to the forthcoming meeting date or (B) the close of business on the 10th day following the date on which the Corporation first makes public disclosure of the meeting date and (iii) each such notice given by such stockholder sets forth: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address of the stockholder who intends to propose such business; (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business; and (D) any material interest of the stockholder in such business. The Chairman of the meeting may refuse to transact any business at any meeting made without compliance with the foregoing procedure.

Notwithstanding the foregoing provisions of this Section 1.06, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
Section 1.06. Nothing in this Section 1.06 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-S under the Exchange Act.

Section 1.07. Participation in Meetings. One or more stockholders may participate in a meeting of the stockholders by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

                                   ARTICLE II

                                   DIRECTORS

Section 2.01. Number and Term of Office. A variable range board consisting of a minimum of two (2) directors and a maximum of fifteen (15) directors is hereby established. The number of directors may be changed from the current number of directors to a number within the range herein established by resolution of the Board of Directors. In the absence of a resolution of the Board of Directors fixing the number of directors, the number shall be the current number of directors, which is hereby set at six (6).


Section 2.02. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, to the Chairman, the Chief Executive Officer, the President, or

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to the Secretary. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any vacancy in the Board of Directors, resulting from death, resignation, increase in the authorized number of directors or otherwise, may be filled for the unexpired term by a majority vote of the remaining directors in office, although less than a quorum.

Section 2.03. Annual Meeting. As promptly as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 2.04. Regular Meetings. Regular meetings of the Board of Directors or any committee designated under Section 2.09 hereof may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 2.05. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer or two or more of the directors, and special meetings of any committee designated under Section 2.09 hereof may be called by any regular member thereof, and in either case shall be held at such time and place as shall be designated in the call for the meeting.

Notice of each special meeting shall be given by mail, telegram, telephone, or orally, by or at the direction of the person or persons authorized to call such meeting, to each director, at least two days prior to the day named for the meeting.

Section 2.06. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman, or in his absence, the Chief Executive Officer, or in the absence of the Chairman and the Chief Executive Officer, by a chairman of the meeting chosen by a majority of the directors present. The Secretary, or in his absence, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 2.07. Participation in Meetings. One or more directors may participate in a meeting of the Board of Directors or a committee of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

Section 2.08. Quorum; Voting. One-third of the total number of directors shall constitute a quorum for the transaction of business by the Board of Directors, and one third of the total number of directors who are members of any committee designated under Section 2.09 hereof shall constitute a quorum for the transaction of business by said committee. The vote of a majority of the directors present at any meeting of the Board of Directors or of any aforesaid committee at which there is a quorum shall be the act of the Board of Directors or said committee, as the case may be, except as may be otherwise specifically

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provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors or of any aforesaid committee, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 2.09. Committees. The Board of Directors may, by resolution passed by the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution and permitted by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 2.10. Compensation Of Directors. Each director shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Board of Directors. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in attending meetings of the Board or any committee thereof of which they are members or otherwise incurred in the performance of their duties as directors.

                                   ARTICLE III

                                    OFFICERS

Section 3.01. Number and Qualifications. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, and may include such other officers as may be elected or appointed in accordance with the provisions of Section 3.02 herein. One person may hold more than one office. Officers shall be natural persons of full age.

Section 3.02. Additional Officers and Agents. The Board of Directors may, from time to time, elect such other officers and appoint such other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these By-laws, or as the Board may, from time to time, determine. The Board also may delegate to any officer the power to appoint and remove subordinate officers and to retain, appoint and remove other agents, and to prescribe the authority, term of office and duties of such subordinate officers and other agents.

Section 3.03. Election and Term of Office. The officers of the Corporation, except those appointed by delegated authority pursuant to Section 3.02 herein, shall be elected by the Board of Directors at its annual meeting, but the Board may elect officers or fill vacancies among the officers at any other meeting. Subject to earlier termination of office and without prejudice to the contract rights, if any, which he may have under a written agreement between him and the Corporation, each elected officer shall hold office until the next annual meeting of directors and until his successor shall have been elected and qualified.

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Section 3.04. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman, the Chief Executive Officer, the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.05. Removal. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the Board of Directors.

Section 3.06. The Chairman of the Board. The Chairman of the Board shall preside at the meetings of the Board and shall also perform such other duties as may be specified by these By-Laws or as from time to time may be assigned to him by the Board.

Section 3.07. The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have overall responsibility for the supervision of the business and operations of the Corporation, subject, however, to the control of the Board. The Chief Executive Officer shall preside at meetings of the Board in the absence of the Chairman and also shall perform such other duties as may be specified by these By-Laws or as from time to time may be assigned to him by the Board.

Section 3.08. The President. The President shall perform such duties as specified by these By-Laws or by law and shall also discharge all duties as from time to time may be assigned by the board of directors or the Chief Executive Officer. The President (or the Chief Executive Officer) shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the board of directors, except in cases where the signing and execution shall be expressly delegated by the board of directors to some other officer of the Corporation.

Section 3.09. Vice Presidents. In the absence of the President or when so directed by the President, any Vice President may perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents also shall perform such other duties as, from time to time, may be assigned to them by the President.

Section 3.10. The Secretary. The Secretary shall record all the votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of the meetings of the stockholders and the Board are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all duties as may from time to time be assigned to him by the President.

Section 3.11. Assistant Secretary. In the absence or disability of the Secretary or when so directed by the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and, when so acting, shall have all the powers of; and be subject to all the

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restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the President or the Secretary.

Section 3.12. The Treasurer. The Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the President.

Section 3.13. Assistant Treasurers. In the absence or disability of the Treasurer or when so directed by the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chief Executive Officer, the President or the Treasurer.

Section 3.14. The Chief Operating Officer. The Chief Operating Officer shall perform such duties as specified by these By-Laws or by law and shall also discharge all duties as from time to time may be assigned by the board of directors, the Chief Executive Officer, or the President.

Section 3.15. The Chief Financial Officer. The Chief Financial Officer shall maintain a correct and complete record of accounts showing accurately at all times the financial condition of the Corporation. The Chief Financial Officer shall be the legal custodian of all monies, notes, securities, and other valuables that may from time to time come into the possession of the Corporation. The Chief Financial Officer shall immediately deposit all funds of the Corporation in a bank or other depository to be designated by the board of directors and shall keep such bank account in the name of the Corporation.

Section 3.16. Compensation of Officers and Others. The compensation of all officers shall be determined by the Board of Directors, or any committee or officer authorized by the Board to do so. No officer shall be precluded from receiving such compensation by reason of the fact he is also a director of the Corporation.

Additional compensation, determined as above provided, may be paid to any officers or employees for any year or years, based upon the success of the operations of the Corporation during such period.

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                                   ARTICLE IV

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 4.01. Right to Indemnification. The Corporation shall indemnify, to the full extent permissible under Indiana law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or preceding.

Section 4.02. Payment of Expenses in Advance. Expenses incurred in defending an action, suit or proceeding referred to in Section 4.01 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in the manner and to the full extent permissible under Indiana law upon request of any person requesting indemnification under Section 4.01.

Section 4.03. Procedure. On the request of any person requesting indemnification under Section 4.01 or any advance under Section 4.02, the Board of Directors or a committee thereof shall determine whether such indemnification or advance is permissible or such determination shall be made by independent legal counsel if the Board or committee so directs or if the Board or committee is not empowered by statute to make such determination.

Section 4.04. Other Rights. The indemnification provided by these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, agreement, vote of stockholders or disinterested directors, or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Without limiting the generality of the foregoing, by action of the Board of Directors (notwithstanding the interest of its members in the transaction) the Corporation may enter into agreements with persons indemnified under this Section 4 and other providing for indemnification of such persons by the Corporation either under the provisions of this Section 4 or otherwise, and, in the event of any conflict between the provisions of this
Section 4 and the provisions of any such indemnification agreement, the provisions of such indemnification agreement shall prevail.

Section 4.05. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would

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have the power to indemnify him against such liability under the provisions of these By-Laws.

Section 4.06. Effect; Benefit; Modification. The obligations of the Corporation to indemnify and to advance expenses to a party under the provisions of this
Section 4 shall be in the nature of a contract between the Corporation and each such party. No amendment or repeal of any provision of this Section 4 shall alter, to the detriment of such party, the right of such party to indemnification or the advancement of expenses with respect to any claim based on an actual or alleged act or failure to act which took place prior to such amendment, repeal or termination.

                                    ARTICLE V

                          STOCK CERTIFICATES; TRANSFERS

Section 5.01. Stock Articles. Every stockholder shall be entitled to a stock certificate or certificates in such form as the Board of Directors shall prescribe certifying the number of shares of capital stock of the Corporation owned by such stockholder. Stock certificates shall be signed by the Chairman, the Chief Executive Officer, the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation, but, to the extent permitted by law, such signatures may be facsimiles, engraved or printed.

Section 5.02. Transfer of Stocks. Transfer of stock certificates and the shares represented thereby shall be made only upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for the shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

Section 5.03. Fixing Date for Determination of Stockholders of Record. The Board of Directors may fix in advance a date, which shall not be more than sixty or less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise the rights in respect of any change or conversion or exchange of capital stock, or to give any consent of stockholders for any purpose, and in such case such stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5.04. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Indiana.

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Section 5.05. Transfer Agent and Registrar; Regulations. The Corporation may, if
and whenever the Board of Directors so determines, maintain, in the State of Indiana, or any other state of the United States, one or more transfer offices or agencies, each in charge of a Transfer Agent designated by the Board, where the stock of the Corporation shall be transferable. If the Corporation maintains one or more such transfer offices or agencies, it also may, if and whenever the Board of Directors so determines, maintain one or more registry offices each in charge of a Registrar designated by the Board, where such stock shall be registered. No certificates for stock of the Corporation in respect of which a Transfer Agent shall have been designated shall be valid unless countersigned by such Transfer Agent, and no certificates for stock of the Corporation in respect of which both a Transfer Agent and a Registrar shall have been designated shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. To the extent permitted by law, such signatures may be facsimiles, engraved or printed. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

Section 5.06. Lost, Destroyed and Mutilated Articles. The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issuance of new stock certificates in lieu of stock certificates allegedly lost, destroyed or mutilated, upon such terms and conditions as the Board may direct.

                                   ARTICLE VI

                                   AMENDMENTS

Section 6.01. By Stockholders or Directors. Any or all of the provisions of these By-Laws, whether contractual in nature or merely regulatory of the internal affairs of the Corporation, may be amended or repealed, except as otherwise provided by law or by the Articles of Incorporation: (a) by a majority vote of the total number of directors; (b) by vote of the stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, in either case at any regular or special meeting duly convened after notice of such purpose to the directors or stockholders, as the case may be; (c) or by consent of the directors or stockholders, as the case may be, as and to the extent permitted by the Indiana Business Corporation Law.

         The foregoing Code of By-Laws of the Corporation was duly adopted by the Board of Directors of the Corporation on the 29th day of July, 2005.



                                               ---------------------------------
                                               Amy Gallo, Secretary

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